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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 15, 2007

                             REGENT TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

         Colorado                       000-09519                84-0807913
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                            6727 Hillcrest Ave., Suite E
                               Dallas, Texas 75205
                    (Address of principal executive offices)

                                 (214) 507 9507
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Effective June 15, 2007, the Board filled two vacancies on the Board of Directors with the election of Philip G. Ralston and David L. Ramsour, Ph.D. Philip G. Ralston is the CEO of MacuCLEAR and the President of Regent GLSC, a wholly owned subsidiary of the Registrant. He is a seasoned life science industry professional with Fortune 200, and mid-size private and public company experience. He has started four companies and holds 18 patents on various products. Dr. Ramsour was the former Chief Economist of the Bank of Hawaii. Dr. Ramsour has served as a financial and economic strategist for the past 35 years. He began his career as International Economist with First National Bank of Dallas and its holding company, First International Bancshares. At the Bank of Hawaii, Dr. Ramsour headed the Bank's division assessing Fed policy, rates and credit and investment conditions in the US, Europe, Asia and the Pacific, and provided portfolio, market and project feasibility counsel for the Bank and its clients.

At this time, there are no committee assignments or material arrangements beyond the general duties of Mr. Ralston and Dr. Ramsour as new members of the Board of Directors.

(e) Not applicable.

(f) Not applicable.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 22, 2007

                               REGENT TECHNOLOGIES, INC.


                               By: /s/ David A. Nelson
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                                       David A. Nelson
                                       President and Chief Executive Officer